EXHIBIT 15.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-287829-01 on Form F-3 of our report dated 26 February 2026, relating to the financial statements of Lloyds Bank plc appearing in this Annual Report on Form 20-F for the year ended 31 December 2025.

/s/ Deloitte LLP
London, United Kingdom
26 February 2026